Exhibit 10.2

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
FORM OF TERMS AND CONDITIONS

1. Grant of Shares. The Company hereby grants to the Grantee named in the notice of award (“Grantee”), subject to the restrictions and the other terms and conditions set forth in the Micron Technology, Inc. Amended and Restated 2004 Equity Incentive Plan (the “Plan”) and in this award agreement (this “Agreement”), the number of shares indicated in the notice of award of the Company’s $0.10 par value common stock (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. General Acknowledgements. By accepting the Shares, Grantee hereby acknowledges that he or she has reviewed the terms and conditions of this Agreement and the Plan, and is familiar with the provisions thereof. Grantee hereby accepts the Shares subject to all the terms and conditions of this Agreement and the Plan. Grantee acknowledges that a Prospectus relating to the Plan was made available for review. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan. Grantee acknowledges that the grant and acceptance of the Shares do not constitute an employment agreement and do not assure continuous employment with the Company or any of its Affiliates.

3. Restrictions. The Shares are subject to each of the following restrictions. “Restricted Shares” mean those Shares that are subject to the restrictions imposed hereunder and such restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. If Grantee’s Continuous Status as a Participant terminates for any reason other than as set forth in paragraph (b) or paragraph (d) of Section 4 hereof, then Grantee shall forfeit all of Grantee’s right, title and interest in and to the Restricted Shares as of the date of termination of such service or employment, and such Restricted Shares shall revert to the Company. The restrictions imposed under this Section shall apply to all shares of the Company’s Stock with respect to the Restricted Shares or other securities issued in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock of the Company.

4. Expiration and Termination of Restrictions. The restrictions imposed under Section 3 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the “Restricted Period”):

(a)    On the respective vesting dates specified in the notice of award as to the number of Shares specified therein; provided Grantee remains in Continuous Status as a Participant on each vesting date specified therein;

(b)    as to all of the Shares, upon termination of Grantee’s Continuous Status as a Participant by reason of death or Disability; or

(c)    as to all of the Shares, upon the occurrence of a Change in Control, if the Shares are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control; or

(d)    as to all of the Shares, if the Shares are assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, upon the termination of Grantee’s employment by the Company without Cause [or Grantee’s resignation for “Good Reason” (as defined below)] within one year after the effective date of the Change in Control.

[For purposes of this Agreement, “Good Reason” shall mean any of the following, without Grantee’s consent: (i) a material diminution in Grantee’s Base Salary (other than an across-the-board reduction in base salary that affects all peer employees); (ii) a material diminution in Grantee’s authority, duties, or responsibilities; or (iii) the relocation of Grantee’s principal office to a location that is more than twenty-five (25) miles from the location of Grantee’s principal office on the effective date of the Change in Control; provided, however, that Good Reason shall not include (A) any relocation of Grantee’s principal office which is proposed or initiated by Grantee; or (B) any relocation that results in Grantee’s principal place office being closer to Grantee’s then-current principal residence. A termination by Grantee shall not constitute termination for Good Reason unless Grantee shall first have delivered to the Company written notice setting forth with specificity the occurrence deemed to give rise to a right to terminate for Good Reason (which notice must be given no later than ninety (90) days after the initial occurrence of such event) (the “Good Reason Notice”), and the Company has not taken action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by Grantee within thirty (30) days following its receipt of such Good Reason Notice. Grantee’s date of termination for Good Reason must occur within a period of three hundred and sixty five (365) days after the initial occurrence of an event of Good Reason.]

5. Delivery of Shares. The Shares will be registered in the name of Grantee as of the Grant Date and will be held by the Company during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Shares is issued during the Restricted Period with respect to such Shares, such certificate shall be registered in the name of Grantee and shall bear a legend in substantially the following form: “This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Agreement between the registered owner of the shares represented hereby and Micron Technology, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Agreement, copies of which are on file in the offices of Micron Technology, Inc.” Stock certificates for the Shares, without the above legend, shall be delivered to Grantee or Grantee’s designee upon request of Grantee after the expiration of the Restricted Period, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the Securities Act of 1933, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

6. Voting and Dividend Rights. Grantee, as beneficial owner of the Shares, shall have full voting rights with respect to the Shares during and after the Restricted Period. Grantee shall accrue cash and non-cash dividends, if any, paid with respect to the Restricted Shares, but the payment of such dividends shall be deferred and held (without interest) by the Company for the account of Grantee until the expiration of the Restricted Period. During the Restricted Period, such dividends shall be subject to the same vesting restrictions imposed under Section 3 as the Restricted Shares to which they relate. Accrued dividends deferred and held pursuant to the foregoing provision shall be paid by the Company to Grantee promptly upon the expiration of the Restricted Period (and in any event within thirty (30) days of the date of such expiration). If Grantee forfeits any rights he may have under this Agreement in accordance with Section 3, Grantee shall no longer have any rights as a shareholder with respect to the Restricted Shares or any interest therein and Grantee shall no longer be entitled to receive dividends on such stock.

7. Limitation of Rights. With respect to a grantee who is employed by the Company or an Affiliate, nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate such grantee’s employment at any time, nor confer upon any such grantee any right to continue in the employ of the Company or any Affiliate. Grantee waives all and any rights to any compensation or damages for the termination of Grantee's office or employment with the Company or an Affiliate for any reason (including unlawful termination of employment) insofar as those rights arise from Grantee ceasing to have rights in relation to the Shares as a result of that termination or from the loss or diminution in value of such rights. The grant of the Shares does not give Grantee any right to participate in any future grants of share incentive awards.

8. Payment of Taxes. Upon issuance of the Shares hereunder, Grantee may make an election to be taxed upon such award under Section 83(b) of the Code. Grantee will, no later than the date as of which any amount related to the Shares first becomes includable in Grantee’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. The Committee may permit Grantee to surrender to the Company a number of Shares from this Award as necessary to pay the minimum applicable withholding tax obligation. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

9. Amendment. The Committee may amend, modify or terminate the Award and this Agreement without approval of the Grantee; provided, however, that such amendment, modification or termination shall not, without the Grantee’s consent, reduce or diminish the value of this Award determined as if it had been fully vested on the date of such amendment or termination. Notwithstanding anything herein to the contrary, the Company is authorized, without Grantee’s consent, to amend or interpret this Award and this Agreement certificate to the extent necessary, if any, to comply with Section 409A of the Code and Treasury regulations and guidance with respect to such law.

10. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

11. Successors. This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

12. Severability. If any one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

13. Notice. Notices and communications under the this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to: Micron Technology, Inc., 8000 S. Federal Way, P.O. Box 6, Boise, ID 83716-9632, Attn: Corporate Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

14. Data Processing. By accepting the Shares, Grantee gives explicit consent to the Company and other persons who administer the Plan to process and use all personal data relevant to Plan administration, including without limitation his or her name, address, Social Security Number or other applicable tax identification number, and bank and brokerage account details, and to the transfer of any such personal data outside the country in which Grantee works or is employed, including to the United States.

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN
OPTION AGREEMENT
FORM OF TERMS AND CONDITIONS

1. Grant of Option. Micron Technology, Inc. (the “Company”) hereby grants to the Optionee named in the notice of grant (“Optionee”), under the Micron Technology, Inc. Amended and Restated 2004 Equity Incentive Plan (the “Plan”), stock options to purchase from the Company (the “Options”), on the terms and on conditions set forth in this agreement (this “Agreement”), the number of shares indicated in the notice of grant of the Company’s $0.10 par value common stock, at the exercise price per share set forth in the notice of grant. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. General Acknowledgements. By accepting the Options, Optionee hereby acknowledges that he or she has reviewed the terms and conditions of this Agreement and the Plan, and is familiar with the provisions thereof. Optionee hereby accepts the Options subject to all the terms and conditions of this Agreement and the Plan. Optionee acknowledges that a Prospectus relating to the Plan was made available for review. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan. Optionee acknowledges that the grant and acceptance of the Options do not constitute an employment agreement and do not assure continuous employment with the Company or any of its Affiliates.

3. Vesting of Options. The Option shall vest (become exercisable) in accordance with the schedule shown in the notice of grant, provided Optionee remains in Continuous Status as a Participant on each vesting date specified therein. Notwithstanding the foregoing vesting schedule, all Options shall become fully vested and exercisable (i) upon termination of Optionee’s Continuous Status as a Participant by reason of his or her death or Disability, (ii) upon a Change in Control, unless the Options are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control; or (iii) if the Options are assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, upon the termination of Optionee’s employment by the Company without Cause [or Optionee’s resignation for “Good Reason” (as defined below)] within one year after the effective date of the Change in Control. [For purposes of this Agreement, “Good Reason” shall mean any of the following, without Optionee’s consent: (i) a material diminution in Optionee’s Base Salary (other than an across-the-board reduction in base salary that affects all peer employees); (ii) a material diminution in Optionee’s authority, duties, or responsibilities; or (iii) the relocation of Optionee’s principal office to a location that is more than twenty-five (25) miles from the location of Optionee’s principal office on the effective date of the Change in Control; provided, however, that Good Reason shall not include (A) any relocation of Optionee’s principal office which is proposed or initiated by Optionee; or (B) any relocation that results in Optionee’s principal place office being closer to Optionee’s then-current principal residence. A termination by Optionee shall not constitute termination for Good Reason unless Optionee shall first have delivered to the Company written notice setting forth with specificity the occurrence deemed to give rise to a right to terminate for Good Reason (which notice must be given no later than ninety (90) days after the initial occurrence of such event) (the “Good Reason Notice”), and the Company has not taken action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by Optionee within thirty (30) days following its receipt of such Good Reason Notice. Optionee’s date of termination for Good Reason must occur within a period of three hundred and sixty five (365) days after the initial occurrence of an event of Good Reason.]

4. Term of Options and Limitations on Right to Exercise. The term of the Options will be for a period of eight years, expiring at 5:00 p.m., Mountain Time, on the eighth anniversary of the Grant Date (the “Expiration Date”). To the extent not previously exercised, the Options will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:

(a)    Thirty days after the termination of Optionee’s Continuous Status as a Participant for any reason other than by reason of Optionee’s death or Disability.

(b)    Twelve months after termination of Optionee’s Continuous Status as Participant by reason of Disability.

(c)    Twelve months after the date of Optionee’s death, if Optionee dies while in Continuous Status as a Participant. Upon Optionee’s death, the Options may be exercised by Optionee’s beneficiary designated pursuant to the Plan.
The Committee may, prior to the lapse of the Options under the circumstances described in paragraphs (a), (b) or (c) above, extend the time to exercise the Options as determined by the Committee in writing. If Optionee or his or her beneficiary exercises an Option after termination of service, the Options may be exercised only with respect to the Shares that were otherwise vested on Optionee’s termination of service.

5. Exercise of Option. The Options shall be exercised by (a) written notice directed to the Global Stock Department of the Company or its designee at the address and in the form specified by the Company from time to time and (b) payment to the Company in full for the Shares subject to such exercise (unless the exercise is a broker-assisted cashless exercise, as described below). If the person exercising an Option is not Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. Payment for such Shares may be, in (a) cash, (b) in the discretion of the Company, Shares previously acquired by the purchaser, or (c) any combination thereof, for the number of Shares specified in such written notice. The value of surrendered Shares for this purpose shall be the Fair Market Value as of the last trading day immediately prior to the exercise date. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and any limitations as may be applied from time to time by the Committee (which need not be uniform), the Options may be exercised through a broker in a so-called “cashless exercise” whereby the broker sells the Option Shares on behalf of Optionee and delivers cash sales proceeds to the Company in payment of the exercise price. In such case, the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company and the exercise price shall be delivered to the Company by the settlement date.

6. Beneficiary Designation. Optionee may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of Optionee hereunder and to receive any distribution with respect to the Options upon Optionee’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Agreement and the Plan, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives Optionee, the Options may be exercised by the legal representative of Optionee’s estate, and payment shall be made to Optionee’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by Optionee at any time.

7. Withholding. The Company or any employer Affiliate has the authority and the right to deduct or withhold, or require Optionee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Optionee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the exercise of the Options. The withholding requirement may be satisfied, in whole or in part, at the election of the Company, by withholding from the Options Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Company establishes.

8. Limitation of Rights. The Options do not confer to Optionee or Optionee’s beneficiary designated pursuant to Section 6 any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the exercise of the Options. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Optionee’s service at any time, nor confer upon Optionee any right to continue in the service of the Company or any Affiliate. Optionee waives all and any rights to any compensation or damages for the termination of Optionee’s office or employment with the Company or an Affiliate for any reason (including unlawful termination of employment) insofar as those rights arise from Optionee ceasing to have rights in relation to the Units as a result of that termination or from the loss or diminution in value of such rights. The grant of the Options does not give Optionee any right to participate in any future grants of share incentive awards.

9. Stock Reserve. The Company shall at all times during the term of this Agreement reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

10. Restrictions on Transfer and Pledge. No right or interest of Optionee in the Options may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of Optionee to any other party other than the Company or an Affiliate. The Options are not assignable or transferable by Optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Option under the Plan; provided, however, that the Committee may (but need not) permit other transfers. The Options may be exercised during the lifetime of Optionee only by Optionee or any permitted transferee.

11. Restrictions on Issuance of Shares. If at any time the Committee shall determine in its discretion, that registration, listing or qualification of the Shares covered by the Options upon any Exchange or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Options, the Options may not be exercised in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12. Amendment. The Committee may amend, modify or terminate this Agreement without approval of the Optionee; provided, however, that such amendment, modification or termination shall not, without the Optionee's consent, reduce or diminish the value of this award determined as if it had been fully vested and exercised on the date of such amendment or termination (with the per-share value being calculated as the excess, if any, of the Fair Market Value over the exercise price of the Options). Notwithstanding anything herein to the contrary, the Company is authorized, without Optionee’s consent, to amend or interpret this Agreement to the extent necessary, if any, to comply with Section 409A of the Code and Treasury regulations and guidance with respect to such law.

13. Plan Controls. The terms and conditions contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

14. Successors. This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

15. Severability. If any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

16. Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to: Micron Technology, Inc., 8000 S. Federal Way, P.O. Box 6, Boise, ID 83707-0006, Attn: Corporate Secretary, or any other address designated by the Company in a written notice to Optionee. Notices to Optionee will be directed to the address of Optionee then currently on file with the Company, or at any other address given by Optionee in a written notice to the Company.

17. Data Processing. By accepting the Shares, Optionee gives explicit consent to the Company and other persons who administer the Plan to process and use all personal data relevant to Plan administration, including without limitation his or her name, address, Social Security Number or other applicable tax identification number, and bank and brokerage account details, and to the transfer of any such personal data outside the country in which Optionee works or is employed, including to the United States.

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT
FORM OF TERMS AND CONDITIONS

1. Grant of Shares. The Company hereby grants to the Grantee named in the notice of award (“Grantee”), subject to the restrictions and the other terms and conditions set forth in the Micron Technology, Inc. Amended and Restated 2004 Equity Incentive Plan (the “Plan”) and in this award agreement (this “Agreement”), the target number of shares indicated in the notice of award of the Company’s $0.10 par value common stock (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. General Acknowledgements. By accepting the Shares, Grantee hereby acknowledges that he or she has reviewed the terms and conditions of this Agreement and the Plan, and is familiar with the provisions thereof. Grantee hereby accepts the Shares subject to all the terms and conditions of this Agreement and the Plan. Grantee acknowledges that a Prospectus relating to the Plan was made available for review. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan. Grantee acknowledges that the grant and acceptance of the Shares do not constitute an employment agreement and do not assure continuous employment with the Company or any of its Affiliates.

3. Restrictions. The Shares are subject to each of the following restrictions. “Restricted Shares” mean those Shares that are subject to the restrictions imposed hereunder and such restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. If Grantee’s Continuous Status as a Participant terminates for any reason other than as set forth in paragraph (b) or paragraph (d) of Section 3 hereof, then Grantee shall forfeit all of Grantee’s right, title and interest in and to the Restricted Shares as of the date of termination of such service or employment, and such Restricted Shares shall revert to the Company. The restrictions imposed under this Section shall apply to all shares of the Company’s Stock with respect to the Restricted Shares or other securities issued in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock of the Company.

4. Expiration and Termination of Restrictions. The restrictions imposed under Section 3 will expire, in whole or in part as indicated below, on the earliest to occur of the following (the period prior to such expiration being referred to herein as the “Restricted Period”):

(a) as to the following number of Shares, upon achievement of the performance goal:

% of Shares Vesting*	Achievement of Performance

*Vesting between performance levels will be determined based on straight line interpolation.

[Insert definition of Performance Period]. The restrictions will expire, as to the applicable number of Shares based upon the level of achievement of the performance goal, on the date of the certification of the level of achievement of the performance goal and approval of the expiration of the restrictions as to the applicable number of Shares, provided that Grantee remains in Continuous Status as a Participant on the date of certification.

(b)    If Grantee’s Continuous Status as a Participant is terminated during the Performance Period by reason of death or Disability, the number of Shares for which the restrictions shall expire shall be determined by multiplying (i) the number of Shares for which restrictions would have expired if the performance target in this Section 4 were fully satisfied, less any Shares for which restrictions had previously expired, by (ii) a fraction, the numerator of which is the number of days in the Performance Period preceding the date of the termination due to death or Disability and the denominator of which is [days in performance period.]

(c)    If a Change in Control occurs during the Performance Period and while Grantee remains in Continuous Status as a Participant and the Shares are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, then the number of Shares for which the restrictions shall expire shall be determined by multiplying (i) the number of Shares for which Restrictions would have expired if the performance goals in this Section 4 were fully satisfied, by (ii) a fraction, the numerator of which is the number of days in the Performance Period preceding the date of the Change in Control and the denominator of which is [days in performance period] and there shall be a pro rata payout to Grantee within thirty (30) days following the Change in Control.

(d)    If a Change in Control occurs during the Performance Period and while Grantee remains in Continuous Status as a Participant and the Shares are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, then, if within one year after the effective date of the Change in Control Grantee’s employment is terminated without Cause [or Grantee resigns for Good Reason (as defined below)], the number of Shares for which the restrictions shall expire shall be determined by multiplying (i) the number of Shares for which Restrictions would have expired if the performance goals in this Section 4 were fully satisfied, by (ii) a fraction, the numerator of which is the number of days in the Performance Period preceding the date of Grantee’s termination of employment and the denominator of which is [days in performance period] and there shall be a pro rata payout to Grantee within thirty (30) days following the date of his or her termination of employment.

[For purposes of this Agreement, “Good Reason” shall mean any of the following, without Grantee’s consent: (i) a material diminution in Grantee’s Base Salary (other than an across-the-board reduction in base salary that affects all peer employees); (ii) a material diminution in Grantee’s authority, duties, or responsibilities; or (iii) the relocation of Grantee’s principal office to a location that is more than twenty-five (25) miles from the location of Grantee’s principal office on the effective date of the Change in Control; provided, however, that Good Reason shall not include (A) any relocation of Grantee’s principal office which is proposed or initiated by Grantee; or (B) any relocation that results in Grantee’s principal place office being closer to

Grantee’s then-current principal residence. A termination by Grantee shall not constitute termination for Good Reason unless Grantee shall first have delivered to the Company written notice setting forth with specificity the occurrence deemed to give rise to a right to terminate for Good Reason (which notice must be given no later than ninety (90) days after the initial occurrence of such event) (the “Good Reason Notice”), and the Company has not taken action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by Grantee within thirty (30) days following its receipt of such Good Reason Notice. Grantee’s date of termination for Good Reason must occur within a period of three hundred and sixty five (365) days after the initial occurrence of an event of Good Reason.]
Grantee shall forfeit all of Grantee’s right, title and interest in and to any of the Restricted Shares for which the restrictions shall not have lapsed as of the end of the Performance Period and such Restricted Shares shall revert to the Company.

5. Delivery of Shares. The Shares will be registered in the name of Grantee as of the Grant Date and will be held by the Company during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Shares is issued during the Restricted Period with respect to such Shares, such certificate shall be registered in the name of Grantee and shall bear a legend in substantially the following form: “This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Agreement between the registered owner of the shares represented hereby and Micron Technology, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Agreement, copies of which are on file in the offices of Micron Technology, Inc.” Stock certificates for the Shares, without the above legend, shall be delivered to Grantee or Grantee’s designee upon request of Grantee after the expiration of the Restricted Period, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the Securities Act of 1933, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

6. Voting and Dividend Rights. Grantee, as beneficial owner of the Shares, shall have full voting rights with respect to the Shares during and after the Restricted Period. Grantee shall accrue cash and non-cash dividends, if any, paid with respect to the Restricted Shares, but the payment of such dividends shall be deferred and held (without interest) by the Company for the account of Grantee until the expiration of the Restricted Period. During the Restricted Period, such dividends shall be subject to the same vesting restrictions imposed under Section 3 as the Restricted Shares to which they relate. Accrued dividends deferred and held pursuant to the foregoing provision shall be paid by the Company to Grantee promptly upon the expiration of the Restricted Period (and in any event within thirty (30) days of the date of such expiration). If Grantee forfeits any rights he may have under this Agreement in accordance with Section 3, Grantee shall no longer have any rights as a shareholder with respect to the Restricted Shares or any interest therein and Grantee shall no longer be entitled to receive dividends on such stock.

7. Limitation of Rights. With respect to a grantee who is employed by the Company or an Affiliate, nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate such grantee’s employment at any time, nor confer upon any such grantee any right to continue in the employ of the Company or any Affiliate. Grantee waives all and any rights to any compensation or damages for the termination of Grantee's office or employment with the Company or an Affiliate for any reason (including unlawful termination of employment) insofar as those rights arise from Grantee ceasing to have rights in relation to the Shares as a result of that termination or from the loss or diminution in value of such rights. The grant of the Shares does not give Grantee any right to participate in any future grants of share incentive awards.

8. Payment of Taxes. Upon issuance of the Shares hereunder, Grantee may make an election to be taxed upon such award under Section 83(b) of the Code. Grantee will, no later than the date as of which any amount related to the Shares first becomes includable in Grantee’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. The Committee may permit Grantee to surrender to the Company a number of Shares from this Award as necessary to pay the minimum applicable withholding tax obligation. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

9. Amendment. The Committee may amend, modify or terminate the Award and this Agreement without approval of the Grantee; provided, however, that such amendment, modification or termination shall not, without the Grantee’s consent, reduce or diminish the value of this Award determined as if it had been fully vested on the date of such amendment or termination. Notwithstanding anything herein to the contrary, the Company is authorized, without Grantee’s consent, to amend or interpret this Award and this Agreement certificate to the extent necessary, if any, to comply with Section 409A of the Code and Treasury regulations and guidance with respect to such law.

10. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

11. Successors. This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

12. Severability. If any one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

13. Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to: Micron Technology, Inc., 8000 S. Federal Way, P.O. Box 6, Boise, ID 83716-9632, Attn: Corporate Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

14. Data Processing. By accepting the Shares, Grantee gives explicit consent to the Company and other persons who administer the Plan to process and use all personal data relevant to

Plan administration, including without limitation his or her name, address, Social Security Number or other applicable tax identification number, and bank and brokerage account details, and to the transfer of any such personal data outside the country in which Grantee works or is employed, including to the United States.

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN
PERFORMANCE UNIT AGREEMENT
FORM OF TERMS AND CONDITIONS

1. Grant of Units. The Company hereby grants to the Grantee named in the notice of award (“Grantee”), subject to the restrictions and the other terms and conditions set forth in the Micron Technology, Inc. Amended and Restated 2004 Equity Incentive Plan (the “Plan”) and in this award agreement (this “Agreement”), the target number of performance units indicated in the notice of award (the “Performance Units”) representing the right to earn, on a one-for-one basis, shares of Micron Technology, Inc. (the “Company”) $0.10 par value common stock (“Shares”).

2. General Acknowledgements. By accepting the Performance Units, Grantee hereby acknowledges that he or she has reviewed the terms and conditions of this Agreement and the Plan, and is familiar with the provisions thereof. Grantee hereby accepts the Performance Units subject to all the terms and conditions of this Agreement and the Plan. Grantee acknowledges that a Prospectus relating to the Plan was made available for review. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan. Grantee acknowledges that the grant and acceptance of the Performance Units do not constitute an employment agreement and do not assure continuous employment with the Company or any of its Affiliates.

3. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. In addition, for purposes of this Agreement:

(a)    Confirmed Performance Units is defined in Exhibit A.

(b)    Conversion Date is defined in Exhibit A.

(c)    Final Payout Factor is defined in Exhibit A.

(d)    Performance Period means [______________].

(e)    Target Award means the number of performance units granted pursuant to this Agreement, as indicated in the notice of award.

(f)    [Insert Performance Metric and definition]

4. Performance Units. The Performance Units have been credited to a bookkeeping account on behalf of Grantee. The Performance Units will be earned in whole, in part, or not at all, as provided on Exhibit A attached hereto. Any Performance Units that fail to vest in accordance with the terms of this Agreement will be forfeited and reconveyed to the Company without further consideration or any act or action by Grantee.

5. Conversion to Shares. Except as otherwise provided herein, the Confirmed Performance Units will be converted to actual unrestricted Shares (one Share per Confirmed Performance Unit) on the Conversion Date, provided that Grantee has remained in Continuous Status as a Participant through the Conversion Date. These shares will be registered on the books of the Company in Grantee’s name as of the Conversion Date and stock certificates for the Shares shall be delivered to Grantee or Grantee’s designee upon request of Grantee. Notwithstanding the foregoing, if Grantee’s Continuous Status as a Participant is terminated during the Performance Period by reason of death or Disability, then (A) the number of Performance Units earned shall be determined by multiplying (i) the Target Award, by (ii) a fraction, the numerator of which is the number of days in the Performance Period preceding the date of the termination due to death or Disability and the denominator of which is [insert number of days in Performance Period], and (B) any such earned Performance Units shall convert to Shares on the date of Grantee’s termination of Continuous Status as a Participant. If Grantee’s Continuous Status as a Participant is terminated during the Performance Period for any reason other than death or Disability, and except as otherwise provided in Section 6(b) hereof, then Grantee’s Performance Units will be forfeited and reconveyed to the Company without further consideration or any act or action by Grantee.

6. Change in Control.

(a)    If a Change in Control occurs during the Performance Period and while Grantee remains in Continuous Status as a Participant and the Performance Units are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, then the number of Performance Units earned shall be determined by multiplying (i) the Target Award, by (ii) a fraction, the numerator of which is the number of days in the Performance Period preceding the effective date of the Change in Control and the denominator of which is [insert number of days in Performance Period] and there shall be a pro rata payout to Grantee within thirty (30) days following the Change in Control.

(b)    If a Change in Control occurs during the Performance Period and while Grantee remains in Continuous Status as a Participant and the Performance Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, then, if within one year after the effective date of the Change in Control Grantee’s employment is terminated without Cause [or Grantee resigns for Good Reason (as defined below)], the number of Performance Units earned shall be determined by multiplying (i) the Target Award, by (ii) a fraction, the numerator of which is the number of days in the Performance Period preceding the effective date of the Grantee’s termination of employment and the denominator of which is [insert number of days in Performance Period] and there shall be a pro rata payout to Grantee within thirty (30) days following his or her date of termination.

[For purposes of this Agreement, “Good Reason” shall mean any of the following, without Grantee’s consent: (i) a material diminution in Grantee’s Base Salary (other than an across-the-board reduction in base salary that affects all peer employees); (ii) a material diminution in Grantee’s authority, duties, or responsibilities; or (iii) the relocation of Grantee’s principal office to a location that is more than twenty-five (25) miles from the location of Grantee’s principal office on the effective date of the Change in Control; provided, however, that Good Reason shall not include (A) any relocation of Grantee’s principal office which is proposed or initiated by Grantee; or (B) any relocation that results in Grantee’s principal place office being closer to Grantee’s then-current principal residence. A termination by Grantee shall not constitute termination for Good Reason unless Grantee shall first have delivered to the Company written notice setting forth with specificity the occurrence deemed to give rise to a right to terminate for Good Reason (which notice must be given no later than ninety (90) days after the initial occurrence of such event) (the “Good Reason Notice”), and the Company has not taken action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by Grantee within thirty (30) days following its receipt of such Good Reason Notice. Grantee’s date of termination for Good Reason must occur within a period of three hundred and sixty five (365) days after the initial occurrence of an event of Good Reason.]

7. Restrictions on Transfer and Pledge. No right or interest of Grantee in the Performance Units may be pledged, encumbered, or hypothecated or be made subject to any lien, obligation, or liability of Grantee to any other party other than the Company. The Performance Units may not be sold, assigned, transferred or otherwise disposed of by Grantee other than by will or the laws of descent and distribution.

8. Restrictions on Issuance of Shares. If at any time the Committee shall determine, in its discretion, that registration, listing or qualification of the Shares underlying the Performance Units upon any securities exchange or similar self-regulatory organization or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Performance Units, stock units will not be converted to Shares in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

9. Limitation of Rights. The Performance Units do not confer to Grantee or Grantee’s beneficiary, executors or administrators any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the units. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company. Grantee waives all and any rights to any compensation or damages for the termination of Grantee's office or employment with the Company or an Affiliate for any reason (including unlawful termination of employment) insofar as those rights arise from Grantee ceasing to have rights in relation to the Units as a result of that termination or from the loss or diminution in value of such rights. The grant of the Performance Units does not give Grantee any right to participate in any future grants of share incentive awards.

10. Dividend Rights. If any dividends or other distributions are paid with respect to the Shares while the Performance Units are outstanding, the dollar amount or fair market value of such dividends or distributions with respect to the number of Shares then underlying the Performance Units shall be credited to a bookkeeping account and held (without interest) by the Company for the account of Grantee until the Conversion Date. Such amounts shall be subject to the same vesting and forfeiture provisions as the Performance Units to which they relate. Accrued dividends held pursuant to the foregoing provision shall be paid by the Company to Grantee on the Conversion Date, provided Grantee is then still employed by the Company.

11. Payment of Taxes. The Company employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the vesting or settlement of the Performance Units. The withholding requirement may be satisfied, in whole or in part, by withholding Shares upon the settlement of the Performance Units having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

12. Amendment. The Committee may amend, modify or terminate this Agreement without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested on the date of such amendment or termination.

13. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

14. Severability. If any one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

15. Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to: Micron Technology, Inc., 8000 S. Federal Way, P.O. Box 6, Boise, ID 83716-9632, Attn: Corporate Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

16. Data Processing. By accepting the Shares, Grantee gives explicit consent to the Company and other persons who administer the Plan to process and use all personal data relevant to Plan administration, including without limitation his or her name, address, Social Security Number or other applicable tax identification number, and bank and brokerage account details, and to the transfer of any such personal data outside the country in which Grantee works or is employed, including to the United States.

Exhibit A

Performance Units

The Performance Units will be earned, in whole or in part, based on (i) Grantee’s remaining in Continuous Status as a Participant, and (ii) [the achievement of the performance metric] over the Performance Period, as follows:

[Performance Metric]	Payout Factor: % of Target Award Earned(1)

(1) Payouts between performance levels will be determined based on straight line interpolation.

Determination of Payout. No later than 60 days after the end of the Performance Period (the “Confirmation Date”), the Committee shall determine and certify (i) [the results of the performance metric], and (ii) the resulting payout factor as set forth above (the “Final Payout Factor”). The Target Award shall be multiplied by the Final Payout Factor to determine the number of Performance Units earned and vested (“Confirmed Performance Units”).

Payout Timing (Conversion to Shares). The Confirmed Performance Units shall automatically convert to Shares on the Confirmation Date (the “Conversion Date”); provided that Grantee has remained in Continuous Status as a Participant through the Conversion Date.

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN
FORM OF RESTRICTED STOCK UNIT AGREEMENT

NOTICE OF RESTRICTED STOCK UNIT GRANT

Unless otherwise defined herein, the terms defined in the Micron Technology, Inc. Amended and Restated 2004 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, and all other exhibits, appendices, and addenda attached hereto (collectively, the “Award Agreement”).

Participant Name:
Address:

The undersigned Participant has been granted the right to receive a Restricted Stock Unit Award, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number: ______________________________

Date of Grant: ______________________________

Vesting Commencement Date: ______________________________

Total Number of Shares Subject to
Restricted Stock Units: ______________________________

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Units will be scheduled to vest in accordance with the following schedule:

[Insert Vesting Schedule.]

If Participant’s Continuous Status as a Participant ends for any reason before Participant vests in all or some of the Restricted Stock Units, the unvested Restricted Stock Units and Participant’s right to acquire any Shares hereunder will terminate and never will vest, unless specifically provided otherwise in this Award Agreement or in another written agreement between Participant and Micron Technology, Inc. (the ”Company”) or any of its Subsidiaries or Parents, as applicable (provided that any such other written agreement must have been duly authorized and signed by an officer of the Company or any of its Subsidiaries or Parents).

By Participant electronically accepting this Agreement or manually signing this Agreement (in either case, as and in the manner specified by the Company), Participant and the Company agree that (1) this Restricted Stock Unit Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement, which constitutes an Award Certificate for purposes of the Plan, (2) Participant acknowledges that Participant has received a copy of the Plan and the prospectus for the Plan (and/or that Participant has electronic access to a copy of the Plan and prospectus), (3) Participant acknowledges that Participant has reviewed the Plan, the related prospectus, and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to signing or accepting this Award Agreement, and fully understands all provisions of the Plan and this Award Agreement, and (4) Participant agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Award Agreement.

[PARTICIPANT

______________________________
Signature

______________________________
Printed Name][Note: delete for electronic acceptance form]

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1.Grant of Restricted Stock Units. The Company hereby grants to the individual (“Participant”) named in the Notice of Restricted Stock Unit Grant of this Award Agreement (the “Notice of Grant”) a Restricted Stock Unit Award under the Plan, subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 16.2 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2.Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3 or 4, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant, subject to Participant remaining in Continuous Status as a Participant through the applicable vesting date.

4.Payment after Vesting.

(a)General Rule. Subject to Section 8, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in Shares. Subject to this Section 4 and Section 9, such vested Restricted Stock Units shall be paid in Shares as soon as administratively practicable after vesting, but in each such case within thirty (30) days following the vesting date (such payment date being the “Settlement Date”). In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Award Agreement.

(b)Acceleration.

(i)Death or Disability. If Participant’s Continuous Status as a Participant ends on account of Participant’s death or Participant becoming Disabled, any Restricted Stock Units that both were unexpired and unvested as of the date of cessation of Continuous Status as a Participant, will vest on such date.

(ii)Change in Control. If a Change in Control occurs before Participant’s Continuous Status as a Participant ends, any Restricted Stock Units that both were unexpired and unvested as of immediately preceding the Change in Control, will vest upon the consummation of the Change in Control unless, as determined by the Committee (as constituted immediately prior to the Change in Control), such Restricted Stock Units have been assumed by the Surviving Corporation, if any, or otherwise equitably converted or substituted in the Change in Control. For the purposes of this Award Agreement, the Restricted Stock Units will be considered assumed if, following the Change in Control, this Award Agreement confers the right to receive, for each Share subject to the Award Agreement immediately prior to the Change in

Control, the consideration (whether shares, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely shares (or other applicable equity interests) of the Surviving Corporation or its parent, the Committee may, with the consent of the Surviving Corporation, provide for the consideration to be received upon the payout of each Restricted Stock Unit to be solely shares (or other applicable equity interests) of the Surviving Corporation or its parent equal in fair market value at the time of the Change in Control to the per Share consideration received by holders of Shares in the Change in Control.

(iii)Termination following a Change in Control. If (A) a Change in Control occurs before Participant’s Continuous Status as a Participant ends, (B) as determined by the Committee (as constituted immediately prior to the Change in Control), any Restricted Stock Units that, both were unexpired and unvested as of the date of the Change in Control, were assumed by the Surviving Corporation or otherwise equitably converted or substituted in the Change in Control, and (C) Participant’s employment with the Company (or any Surviving Corporation, as applicable) and all Affiliates is terminated by the Company (or any such Surviving Corporation or Affiliate, as applicable) without Cause within one (1) year after the effective date of the Change in Control, then any Restricted Stock Units that both were unexpired and unvested as of immediately preceding the termination of employment, will vest upon the termination of employment.

(iv)Discretionary Acceleration. The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Committee. If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4(b) shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Code Section 409A (“Section 409A”). The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence.

(v)Notwithstanding anything in the Plan or this Award Agreement or any other agreement (whether entered into before, on, or after the Grant Date), if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the cessation of Participant’s status as an employee, officer, director or consultant (a “Service Provider”) (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Committee), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following the cessation of Participant’s status as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of cessation of Participant’s status as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death.

(c)Section 409A. It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). However, in no event will the Company or any of its Parent or Subsidiaries have any liability or obligation to reimburse, indemnify, or hold harmless Participant for any taxes, penalties, and interest that may be imposed, or other costs that may be incurred, as a result of Section 409A.

5.Forfeiture Upon Cessation of Continuous Status as a Participant. Unless specifically provided otherwise in this Award Agreement or in another written agreement between Participant and the Company or any of its Subsidiaries or Parents (provided that any such other written agreement must have been duly authorized and signed by an officer of the Company or any of its Subsidiaries or Parents), as applicable, if Participant’s Continuous Status as a Participant ceases for any or no reason, the then-unvested Restricted Stock Units awarded by this Award Agreement will be forfeited at no cost to the Company and Participant will have no further rights thereunder. The date of forfeiture will be the date of cessation of Continuous Status as a Participant.

6.Tax Consequences. Participant has reviewed with Participant’s own tax advisers the U.S. federal, state, local, and non-U.S. tax consequences of this Award Agreement and any potential related transactions. Participant agrees that Participant is relying solely on such advisors with respect to such matters and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be solely responsible for Participant’s own tax liability that may arise as a result of this Award Agreement and related transactions.

7.Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary under such procedures as the Committee may specify from time to time or, if the Committee does not permit beneficiary designations or no beneficiary survives Participant, to the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8.Tax Obligations.

(a)Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) or any Parent or Subsidiary to which Participant is providing services (together, the “Service Recipients”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Restricted Stock Units, including, without limitation, (i) all federal (including Participant’s Federal Insurance Contributions Act (FICA) obligations), state, local and non-U.S. taxes that are required to be withheld by any Service Recipient or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) Participant’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or settlement of the Restricted Stock Units or sale of Shares, and (iii) any other Service Recipient taxes the responsibility for which Participant has, or has agreed to bear, with respect to the Restricted Stock Units (or settlement thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). Participant further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (B) makes any commitment to and is under any obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the applicable Service Recipient(s) (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event (as determined by the Company), Participant acknowledges and agrees that the Shares that otherwise would be delivered to Participant will be permanently forfeited at no cost to the Company.

(b)Tax Withholding and Default Method of Tax Withholding. When Shares are issued as payment for vested Restricted Stock Units, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant may be subject to applicable taxes in his or her jurisdiction. Unless otherwise determined by the Committee, the minimum amount of Tax Obligations that the Company determines must be withheld with respect to this Award (“Tax Withholding Obligation”) will be satisfied by the Company withholding otherwise deliverable Shares having a value approximately equal to the Tax Withholding Obligation (or such greater amount as Participant may elect if permitted by the Committee, if such greater amount would not result in adverse financial accounting consequences).

(c)Committee Discretion. If the Committee determines that Participant cannot satisfy Participant’s Tax Withholding Obligation through the default procedure described in Section 8(b) or the Committee otherwise determines to permit or require that Participant satisfy Participant’s Tax Withholding Obligation by a method other than through the default procedure set forth in Section 8(b), the Committee may permit or require Participant to satisfy Participant’s Tax Withholding Obligation, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, (ii) selling a sufficient number of the Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) on Participant’s behalf pursuant to this authorization without further consent (provided that, notwithstanding the preceding, Participant agrees to complete such related steps and procedures as the Company may specify) having a fair market value approximately equal to such Tax Obligations, (iii) having the amount of such Tax Withholding Obligation withheld from Participant’s wages or other cash compensation paid to Participant by the applicable Service Recipient(s), (iv) delivering to the Company Shares that Participant owns and that have vested with a fair market value equal to the minimum amount statutorily required to be withheld (or such greater amount as Participant may elect if permitted by the Committee, if such greater amount would not result in adverse financial accounting consequences), or (v) such other means as the Committee deems appropriate.

(d)Company’s Obligation to Deliver Shares. For clarification purposes, in no event will the Company issue Participant any Shares unless and until arrangements satisfactory to the Committee have been made for the payment of Participant’s Tax Withholding Obligation. If Participant fails to make satisfactory arrangements for the payment of such Tax Withholding Obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4 or Participant’s Tax Withholding Obligations otherwise become due, Participant will permanently forfeit such Restricted Stock Units to which Participant’s Tax Withholding Obligation relates and any right to receive Shares thereunder and such Restricted Stock Units will be returned to the Company at no cost to the Company.

9.Dividend Equivalents. If the Company declares and pays a cash dividend on Shares for which the record date occurs while Restricted Stock Units subject to this Agreement remain outstanding, then certain cash amounts (referred to as “DEUs”) will be credited under this Agreement in accordance with this Section 9, but only if Participant remains in Continuous Status as a Participant through the applicable record date for that cash dividend. Subject to the provisions of this Section 9, upon the occurrence of such a cash dividend, the cash amount of each DEU will equal the cash dividend amount per Share paid to stockholders. The aggregate cash amount of the DEUs that will be credited under this Agreement for a particular cash dividend will be determined by the following formula: X = (A x B); where:

•“X” is the aggregate cash amount of the DEUs to be credited with respect to that cash dividend.

•“A” is the amount of the cash dividend paid by the Company to stockholders with respect to one Share. In other words, this amount is the cash amount of each DEU to be credited with respect to a particular cash dividend.

•“B” is the number of Restricted Stock Units remaining subject to this Agreement as of the cash dividend record date but immediately prior to the application of this Section 9 for that cash dividend.

(a)Vesting of DEUs. Any DEUs credited under this Section 9 will be scheduled to vest as follows: the DEUs will vest on the vesting date for the portion of the Award to which the DEUs are attributable. However, the following exception applies: if a vesting date for the Award already occurred before the cash dividend payment date, then the installment of DEUs that would have vested on the vesting date that already passed instead will be scheduled to vest on the next vesting date under the Award occurring after the cash dividend payment date, if any, otherwise the vesting of such DEUs will be dealt with as provided in Section 9(c) below. Notwithstanding the preceding, on any vesting date, DEUs will vest only if Participant remains in Continuous Status as a Participant through the vesting date and the portion of the Award to which the DEUs are attributable actually vests.

(b)Settlement and General. DEUs credited under this Section 9 will be subject to the same terms and conditions as the other Shares underlying the Restricted Stock Units on which the DEUs were paid, including (but not limited to) being settled at the same time as the settlement of the Restricted Stock Units on which the DEUs were paid (but DEUs will be paid in cash and be subject to the other provisions of this Section 9 and the Award Agreement). DEUs will not accrue interest and will not be credited with any investment returns related to Shares or otherwise.

(c)Timing. If a Settlement Date occurs after a cash dividend record date, but before the payment date for that dividend, and Participant (if otherwise eligible in accordance with the above provisions of this Section 9) consequently did not receive the cash dividend or any credited DEUs with respect to such Shares issued on the applicable Settlement Date, Participant nevertheless will be entitled to receive cash in lieu of such dividend or DEUs, as determined by the Committee, in its discretion, in an amount determined pursuant to this Section 9, which amount will be immediately paid in cash on the cash dividend payment date (or as soon as reasonably practicable thereafter but not later than thirty (30) days after the cash dividend payment date). For the avoidance of doubt, except as specifically provided in this Section 9(c), no other additional Restricted Stock Units, DEUs or cash will be credited with respect to any Restricted Stock Units that previously vested and were settled.

10.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

11.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY REMAINING IN CONTINUOUS STATUS AS A PARTICIPANT, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW IS AT THE WILL OF THE APPLICABLE SERVICE RECIPIENT AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK UNIT AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF ANY SERVICE RECIPIENT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.

12.Grant is Not Transferable. Except to the limited extent provided in Section 7 and this Section 12 or as otherwise determined by the Committee, this grant and the rights and privileges conferred hereby cannot be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, except to the limited extent provided in

Section 7 and this Section 12 or as otherwise determined by the Committee, this grant and the rights and privileges conferred hereby immediately will become null and void. Unless and until otherwise determined by the Committee, a transfer pursuant to a qualified domestic relations order (“QDRO”) will be permitted so long as such transfer complies with the QDRO procedures then in effect, as specified by the Committee or the Company.

13.Nature of Grant. In accepting this Award of Restricted Stock Units, Participant acknowledges, understands and agrees that:

(a)the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(b)all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Committee;

(c)Participant is voluntarily participating in the Plan;

(d)the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation;

(e)the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(f)unless otherwise agreed with the Company in writing, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary;

(g)the future value of the Shares underlying the Restricted Stock Units is unknown, indeterminable, and cannot be predicted;

(h)for purposes of the Restricted Stock Units, Participant’s Continuous Status as a Participant will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Committee, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of

Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Units grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law);

(i)unless otherwise provided in the Plan or by the Committee in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(j)the following provisions apply only if Participant is providing services outside the United States:

(i)the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose;

(ii)Participant acknowledges and agrees that no Service Recipient shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement; and

(iii)no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against any Service Recipient, waives his or her ability, if any, to bring any such claim, and releases each Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

14.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares underlying the Restricted Stock Units. Participant is hereby advised to consult with his or her own personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

15.Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Service Recipients for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering, and managing the Plan.

Participant understands that Data may be transferred to a stock plan service provider, as may be selected by the Company in the future, assisting the Company with the implementation, administration, and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company’s Data Privacy Team at [redacted]@micron.com. Participant authorizes the Company, any stock plan service provider selected by the Company, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing the Plan to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering, and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer, and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein, in any case without cost, by contacting the Company’s Data Privacy Team at [redacted]@micron.com in writing. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Service Recipient will not be adversely affected. The only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact the Data Privacy Team.

16.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Micron Technology, Inc., 8000 South Federal Way, Boise, Idaho 83716, United States of America; Attention: Corporate Secretary; or at such other address as the Company may hereafter designate in writing.

17.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or require Participant to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

18.No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

19.Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may be assigned only with the prior written consent of the Company.

20.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal, or non-U.S. law, the Code and related regulations, or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected, or obtained free of any conditions not acceptable to the Company. The Company will use its commercially reasonable efforts to satisfy the requirements and conditions provided in the preceding sentence. Subject to the terms of this Award Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) the Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Committee may establish from time to time for reasons of administrative convenience.

21.Language. Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable Participant to understand the provisions of this Award Agreement and the Plan. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

22.Interpretation. The Committee will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Participant, the Company, and all other interested persons. Neither the Committee nor any person acting on behalf of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

23.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

24.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended, or terminated by the Committee at any time.

25.Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Committee may amend, modify, or terminate the Award and this Award Agreement without approval of Participant; provided, however, that such amendment, modification or termination shall not, without Participant’s consent, materially adversely affect Participant’s rights under this Award Agreement. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right (but is not obligated) to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of Restricted Stock Units. Any such revisions shall be intended, to the extent reasonably practicable, to preserve the material economic benefits of this Award to Participant. Modifications to this Award Agreement can be made only in an express written contract executed by a duly authorized officer of the Company.

26.Governing Law; Venue; Severability. This Award Agreement and the Restricted Stock Units are governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware, USA. For purposes of litigating any dispute that arises under these Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Idaho, USA and agree that such litigation will be conducted in the courts of Ada County, Idaho, USA or the United States federal courts for the District of Idaho, and no other courts, where this Award Agreement is made and/or to be performed. If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the remaining provisions of this Award Agreement shall continue in full force and effect.

27.Entire Agreement. The Plan is incorporated herein by this reference. The Plan and this Award Agreement (including the appendices and exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

28.Country Addendum. Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in an appendix (if any) to this Award Agreement for any country whose laws are applicable to Participant and this Restricted Stock Unit Award (as determined by the Committee in its sole discretion) (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Award Agreement.

* * *

MICRON TECHNOLOGY, INC.
AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
COUNTRY ADDENDUM

Terms and Conditions

This Country Addendum includes additional terms and conditions that govern the Award of Restricted Stock Units granted pursuant to the terms and conditions of the Micron Technology, Inc. Amended and Restated 2004 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement to which this Country Addendum is attached (the “Restricted Stock Unit Agreement”) to the extent the individual to whom the Restricted Stock Units were granted (“Participant”) resides and/or works in one of the countries listed below. Unless defined in this Country Addendum, defined terms used in this Country Addendum are used as defined in the Restricted Stock Unit Agreement to which this Country Addendum is attached.

If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing, transfers to another country after the grant of the Restricted Stock Units, is a consultant, changes employment status to a consultant, or is considered a resident of another country for local law purposes, the Company, in its discretion, shall determine the extent to which the terms and conditions contained herein shall be applicable to Participant.

Notifications

This Country Addendum also includes information regarding securities, tax and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, tax, and other laws in effect in the respective countries as of [insert date]. Such laws often are complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Country Addendum as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in or receives or sells the Shares covered by the Restricted Stock Units.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation. The Company cannot assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws of Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant currently is residing and/or working or transfers to another country after the grant of the Restricted Stock Units, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner. In addition, the Company, in its discretion, shall determine the extent to which the terms and conditions contained herein shall apply to Participant under these circumstances.

[Remainder of exhibit for applicable countries to be added]

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